UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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OPES ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OPES ACQUISITION CORP.

Park Plaza Torre I 4218 NE 2nd Avenue 2nd Fl. Miami, Florida 33137

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on August 4, 2020

TO THE STOCKHOLDERS OF OPES ACQUISITION CORP.:

You are cordially invited to attend the Annual Meeting of the Stockholders (the “Annual Meeting”) of OPES ACQUISITION CORP., a Delaware corporation the “Company,” “Opes,” “we,” “us” or “our”) to be held at 10:00 a.m. EST on August 4, 2020. Due to the COVID-19 pandemic, the Company will be holding the Annual Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831

International Toll	1-719-955-2379

Participant Passcode	212 407 4122

The Annual Meeting will be held for the following purposes:

(1) To elect James Anderson to serve on the Board of Directors of the Company as a Class A director until the 2023 annual meeting of stockholders of the Company or until his successor is duly appointed and qualified; and

(2) To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

Enclosed is the proxy statement containing detailed information concerning the election of the directors. Whether or not you plan to attend the Annual Meeting, we urge you to read this material carefully and vote your shares. I look forward to seeing you at the meeting.

By Order of the Board of Directors,

/s/ Ophir Sternberg
Ophir Sternberg
Chairman of the Board

Dated: July 2, 2020

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Annual Meeting. If you are a stockholder of record, you may also cast your vote in person at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 4, 2020: This notice of meeting and the accompany proxy statement are available at https://www.cstproxy.com/opesacquisitioncorp/am2020.

OPES ACQUISITION CORP.

4218 NE 2nd Avenue
2nd Fl. Miami, Florida 33137

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on August 4, 2020

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the board of directors of the Company (the “Board”) in connection with the Annual Meeting of Stockholders to be held on August 4, 2020 and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and the Company’s 2019 annual report, and any additional material that may be furnished to stockholders.

We may engage a proxy solicitor to solicit proxies and distribute materials to brokers, banks, custodians, and other nominee holders for forwarding to beneficial owners of the Company’s common stock. The Company will pay for these services and reimburse certain of such proxy solicitor’s expenses. Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by officers, directors, or employees of the Company, who will receive no additional compensation therefor.

On or about July 16, 2020 this Proxy Statement, the accompanying proxy card and the Company’s 2019 Annual Report on Form 10-K are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of July 15, 2020, the record date for the meeting, the Company had outstanding 7,863,069 outstanding shares of Company common stock, par value $0.001 per share (the “Common Stock”), including 4,543,069 outstanding public shares. The Company’s warrants do not have voting rights. Each share of Common Stock entitles its holder to one vote.

Voting Procedures; Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided. The persons authorized to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy. Abstentions and broker non-votes have no effect on the proposals being voted upon

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to the Company’s secretary prior to the date of the Annual Meeting or by voting in person at the Annual Meeting. Attendance at the Annual Meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to the Company located at 4218 NE 2nd Avenue, 2nd Floor, Miami, FL 3313, Attn: Secretary.

Required Vote

The Class A director under Proposal 1 will be elected by a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote in the election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of July 2, 2020 by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of securities that are not exercisable or convertible within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Ophir Sternberg(2)	1,610,000	20.5%
José Luis Córdova Vera	16,715	*
Martha (Stormy) L. Byorum	0	0%
David Brain	0	0%
James Anderson	0	0%
Allison Greenfield	0	0%
All directors and executive officers as a group (six individuals)	1,626,715	20.7%

Greater than 5% Beneficial Owners
LH Equities, LLC(2)	1,610,000	20.5%
Lion Point Capital(3)	862,500	11.0%
Westchester Capital Management, LLC(4)	624,381	7.9%
Mizuho Financial Group, Inc. (5)	1,177,000	15.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Opes Acquisition Corp., 4218 NE 2nd Avenue, 2nd Fl. Miami, Florida 33137

(2)	Represents shares held by LH Equities, LLC. Lionheart Equities, LLC is the majority holder of the interests in LH Equities, LLC. Mr. Sternberg, has sole voting control over the shares, and shares dispositive control over the shares with the Domus Family Limited Liability Partnership, which owns interests in LH Equities, LLC. The business address for LH Equities, LLC is c/o Lionheart Capital, LLC, 4218 NE 2nd Avenue, Miami, FL 33137.

(3)	The business address of Lion Point Capital is 250 West 55th Street, 33rd Floor, New York, NY 10019.

(4)	The business address of Westchester Capital Management, LLC is 100 Summit Drive, Valhalla, NY 10595. Information derived from a Schedule 13G filed on February 14, 2020.

(5)	Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be indirect beneficial owners of said equity securities directly held by Mizuho Securities USA LLC which is their wholly-owned subsidiary. The business address for Mizuho is 1–5–5, Otemachi, Chiyoda–ku, Tokyo 100–8176, Japan. Information derived from a Schedule 13G filed on February 14, 2020.

PROPOSAL 1

ELECTION OF DIRECTORS

Class A Nominee of the Board of Directors

Our Board of Directors currently consists of five directors: Mr. Ophir Sternberg, Mr. David Brain, Mr. James Anderson, Ms. Martha (Stormy) L. Byorum and Ms. Allison Greenfield.

We have a classified board. The directors are divided into Class A, Class B and Class C, respectively. All of our directors are elected for three-year terms. Class A directors shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders.

The Board of Directors has nominated James Anderson, as the Class A director, to serve until the 2023 annual meeting. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board of Directors nominates.

If a quorum is present at the Annual Meeting, the Class A nominee for director will be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote in the election.

Name	Age	Class	Other positions with the Company;	Has served as the Company director since
Ophir Sternberg	50	C	Chief Executive Officer and Chairman	October 2019

David Brain	63	C	Director	April 2020

James Anderson	71	A	Independent Director	April 2020

Martha (Stormy) L. Byorum	70	B	Independent Director	January 2018

Allison Greenfield	47	B	Independent Director	June 2020

The following sets forth certain information with respect to our directors.

Ophir Sternberg has served as a member of OPES’s board of directors since October 2019, was appointed as Chairman in April 2020 and Chief Executive Officer in June 2020. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. He is the Founder of Lionheart Capital, an investment firm, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University. We believe Mr. Sternberg is well-qualified to serve on our board of directors due to his business experience and contacts and relationships.

James Anderson has over 40 years of entrepreneurial business experience with a major focus in real estate and business development including internationally. He has either been a sole founder or founding partner in several commercial ventures. He has been an owner/broker of JA Real Estate Partners, LLC (New York, NY) since 2001. He co-founded Iowa State Commercial Investment Company, LLC in 2017; he acted as Senior Advisor to F&T Group from 2008-2014 in connection with the Nanjing World Trade Center mixed-use development project; and he was a regional manager/vice president of DeWolfe Companies, Inc. from 1989-1996. Mr. Anderson resided in China for nearly 10 years (2008-2017) where he was involved in numerous business/real estate development projects. He holds a BBA degree from the University of Iowa. We believe that Mr. Anderson is well qualified to serve on the Board because he brings his business acumen, as a serial entrepreneur, and his understanding of the operational aspects of a business to the Board.

David Brain served as Chief Executive Officer of the Company from April 2020 until June 2020. Mr. Brain has served as CEO of Enfinite Capital, LLC since 2017, an investment and development firm which he co-founded in late 2017. The firm is focused on renewable energy and infrastructure projects and has an alliance with Black & Veatch. Mr. Brain served as the President and Chief Executive Officer as well as a Board Member/Trustee of Entertainment Properties Trust/EPR Properties, an NYSE traded real estate investment trust (NYSE:EPR) for over 15 years until stepping down in 2015. Mr. Brain co-founded the Company in 1997 and served as its original CFO. He was named CEO in September of 1999. Mr. Brain currently serves on the Board of Maxus Properties, (MRTI), a public externally managed multi-family residential REIT, Alamo Drafthouse Theatres and Plexpod, a midwestern coworking property developer and operator. He received a Bachelor of Arts degree in Economics with honors from Tulane University, where he was also named Phi Beta Kappa and a Masters of Business Administration from the A. B. Freeman Graduate Business School at Tulane University. Mr. Brain is well qualified to serve on the Board due to his experience as chief executive officer at several companies where his leadership abilities and his ability to execute on a company’s vision will assist the Company as we pursue and close on the business combination.

Martha (Stormy) L. Byorum  has served as a member of our board of directors since January 2018. Ms. Byorum is founder and chief executive officer of Cori Investment Advisors, LLC (Cori Capital), a financial services entity that was most recently (January 2005 through August 2013) a division of Stephens Inc., a private investment banking firm founded in 1933. She has also been a managing director at Young America Capital LLC, since October 2014. Ms. Byorum is a Life Trustee of Amherst College. She has also  served as a director of Tecnoglass Inc. (formerly Andina Acquisition Corp., or “Andina”) since 2011, where she currently serves as chair of the audit committee, as a director of Northwest Natural Gas Company since 2004, where she currently serves as chair of the finance committee and as a member of the audit and governances committees, and as a director of JELD-WEN Holding, Inc. since 2014, where she currently is a member of the audit and governance and nominating committees. Ms. Byorum received a B.B.A. from Southern Methodist University and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe Ms. Byorum is well-qualified to serve as a member of the board of directors due to her operational experience with Cori Capital Advisors, VB&P and Citibank and her financial background, which includes having served on the audit committees of four publicly-traded companies, as well as her experience with Andina.

Allison Greenfield has over two decades of experience in real estate development. Ms. Greenfield has been a partner of Lionheart Capital since it was founded in 2009 and has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital she has been responsible for the successful acquisition, development and repositioning of real estate assets around the world. Prior to her tenure at Lionheart, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University. We believe Ms. Greenfield will bring to the Board her expertise in developing and executing upon strategic business growth plans based upon her experience in the real estate industry, which will be important in analyzing and evaluating the Company’s growth after consummation of the business combination.

Board Operations

Mr. Sternberg holds the positions of chief executive officer and chairman of the Board. The Board believes that Mr. Sternberg’s services as both chief executive officer and chairman of the Board is in the best interest of the Company and its stockholders. Mr. Sternberg possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company in its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees and customers. Mr. Sternberg chairs the Board and stockholder meetings and participates in preparing their agendas. The Board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call, plan, and chairs their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors. The Company believes that these arrangements afford the independent directors sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by the Board. The Board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the Board assist the Board in this oversight responsibility in their respective areas of expertise as set forth below:

●	The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors and internal controls. It is charged with identifying any flaws in business management and recommending remedies, detecting fraud risks and implementing anti-fraud measures. The Audit Committee further discusses the Company’s policies with respect to risk assessment and management with respect to financial reporting.

●	The Compensation Committee oversees compensation, retention, succession and other human resources-related issues and risks.

●	The Corporate Governance and Nominating Committee overviews risks relating to our governance policies and initiatives.

The Board did not hold meetings or take action by unanimous written consent during fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, no director attended fewer than 75% of the meetings of the Board of Directors and Board committees of which the director was a member.

It is the policy of the Board that all directors should attend the annual meetings in person or by teleconference. This is the first Annual Meeting of the Company.

On March 13, 2018, our board of directors adopted a code of ethics that applies to our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that governs aspects of our business. The code of ethics will be made available at the Company’s website, https://www.opesacquisitioncorp.com/. The code of ethics is available in our SEC filings as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 30, 2020.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that James Anderson, Martha (Stormy) L. Byorum and Allison Greenfield are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Committees

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Board has adopted written charters for each of these committees. Copies of the charters are available as exhibits to the Registration Statement on Form S-1/A filed on March 8, 2018. Copies of the charters will also be made available on our website, https://www.opesacquisitioncorp.com/ Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee was established on March 13, 2018 and is comprised of our independent directors. As of the date of this proxy statement, Mr. Anderson, Ms. Byorum and Ms. Greenfield serve on the Audit Committee. Ms. Byorum qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2019, the members of the Audit Committee:

●	have reviewed and discussed the audited financial statements with management;

●	have discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●	have received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Company’s annual report on Form 10-K for the year ended December 31, 2019.

Martha (Stormy) L. Byorum, Chair*

* With the exception of Ms. Byorum, the current directors on the Audit Committee did not serve on the committee during fiscal year ended December 31, 2019. The other members of the Audit Committee previously resigned as directors of the Company in connection with the change in the management of the Company.

Audit Committee Meetings

The Audit Committee held four meetings during fiscal year ended December 31, 2019.

Compensation Committee

Our Compensation Committee was established on March 13, 2018. As of the date of this proxy statement, Mr. Anderson, Ms. Byorum and Ms. Greenfield serve on the Compensation Committee.

The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Notwithstanding the foregoing, as indicated below, other than the $10,000 per month administrative fee which is paid under our Administrative Services Agreement, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the Compensation Committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Compensation Committee Meetings

With the exception of Ms. Byorum, the current directors on the Compensation Committee did not serve on the committee during fiscal year ended December 31, 2019. The other members of the Compensation Committee previously resigned as directors of the Company in connection with the change in the management of the Company. The Compensation Committee did not hold any meetings during fiscal year ended December 31, 2019.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serves, or has served since inception, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s Compensation Committee.

Nominating Committee

Our Nominating Committee was established on March 13, 2018. As of the date of this proxy statement, Mr. Anderson, Ms. Byorum and Ms. Greenfield serve on the Audit Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that the persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

Nominating Committee Meetings

With the exception of Ms. Byorum, the current directors on the Nominating Committee did not serve on the committee during fiscal year ended December 31, 2019. The other members of the Nominating Committee previously resigned as directors of the Company in connection with the change in the management of the Company. The Nominating Committee did not hold any meetings during fiscal year ended December 31, 2019.

Material Changes to the Procedures by which Security Holders May Recommend Nominees to the Board

We do not currently have a procedure by which security holders may recommend nominees to the Board. We will consider implementing such a policy in the future.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Stockholder Communications

Stockholders can mail communications to the Board, c/o Secretary, Opes Acquisition Corp., at 4218 NE 2nd Avenue, 2nd Fl. Miami, Florida 33137, who will forward the correspondence to each addressee.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors, executive officers and persons who own more than ten percent (10%) of our Common Stock are required to file with the Securities and Exchange Commission (the “SEC”), initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to the fiscal year ended December 31, 2019, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s equity securities.

EXECUTIVE OFFICERS

The following sets forth the names and ages of our current executive officers, their respective positions and offices.

Name	Age	Position
Ophir Sternberg	50	Chief Executive Officer and Chairman of Board
José Luis Córdova Vera	32	Chief Financial Officer

Ophir Sternberg has served as a member of OPES’s board of directors since October 2019, was appointed as Chairman in April 2020 and Chief Executive Officer in June 2020. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. He is the Founder of Lionheart Capital, an investment firm, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University.

José Luis Córdova Vera has served as our Chief Financial Officer since October 2019. Mr. Cordova has been a private consultant since October 2019. From 2017 to September 2019, he served as Vice President of Strategic Planning & Finance at Oro Negro, a Mexican oilfield services company. From 2012 to 2015, Mr. Cordova worked for Deloitte as Vice President of Corporate Finance. He has also held roles in investment risk management for large financial institutions. Mr. Cordova is an Industrial Engineer from Pontificia Universidad Catolica del Peru, received an M.B.A. from Cornell University, and is a CFA and CAIA Charterholder.

Executive Compensation

None of our executive officers or directors has received any compensation (cash or non-cash) for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to holders of founder shares, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination other than (i) repayment of loans made to us prior to our initial public offering by our officers and directors to cover offering-relating and organization expenses and (ii) and payment to an affiliate of our sponsor a fee of $10,000 per month for providing us with office space and certain office and administrative services. Individuals will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our Audit Committee will approve all such reimbursements.

After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities may be paid director, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee consisting solely of independent directors or by a majority of the independent directors on our board of directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Certain Relationships and Related Transactions

LH Equities, LLC, owns 1,610,000 founders’ shares. Mr. Sternberg owns 100% of Lionheart Equities, LLC, an entity which owns a majority of the interests in LH Equities, LLC. Lionheart Equities, LLC has advanced working capital loans to the Company.

Our Chief Financial Officer, José Luis Córdova Vera, currently owns 16,715 of the founders’ shares. Mr. Vera is Vice-President of Axis Management, which is an affiliate of Axis Public Ventures that owns 83,437 private units of the Company. Axis Public Ventures has also advanced working capital loans to the Company.

Founder Shares

In connection with our organization, we issued 2,875,000 founders’ shares of common stock for $25,000 in cash, at a purchase price of approximately $0.01 per share, in connection with our organization. The foregoing issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

All of the founders’ shares outstanding at the time of the IPO were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until six months after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial stockholders or to our initial stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founders’ shares.

The holders of the founder shares and the holders of the private placement units (including securities contained therein) that may be issued upon conversion of working capital loans will have the right to require us to register under the Securities Act a sale of any of our securities held by them pursuant to a registration rights agreement. These holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Advances and Promissory Notes

An affiliate of our sponsor advanced in an aggregate amount of $67,013 and loaned us an aggregate amount of $122,839 pursuant to a promissory note. The advances and notes were non-interest bearing. Due to the short-term nature of these advances and notes, the fair value of the advances and notes approximated their carrying amount. The Company fully repaid these amounts on March 16, 2018.

Administrative Service Fee

We currently maintain our executive offices at Park Plaza Torre I, Javier Barros Sierra 540, Of. 103, Col. Santa Fe, 01210 México City, México. The cost for this space is included in the $10,000 per-month fee that an affiliate of our sponsor charges us for general and administrative services pursuant to a letter agreement between us and our sponsor. During the year ended December 31, 2019 and 2018, we incurred $120,000 and $95,000 in fees for these services, of which such amount is included in accounts payable and accrued expenses at December 31, 2019 and 2018, respectively.

Private Units

Simultaneously with the consummation of the initial public offering, we consummated the private placement of 400,000 private placement units at a price of $10.00 per private placement unit, generating gross proceeds of $4,000,000. The private placement units were purchased by Axis Public Ventures, Lion Point, and the other initial stockholders. On March 20, 2018, in connection with the underwriters’ exercise of their overallotment option in full, we consummated the sale of an additional 45,000 private placement units to Axis Public Ventures, Lion Point, and our other initial stockholders, each at a purchase price of $10.00 per unit, generating additional gross proceeds of $450,000.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial business combination and working capital expenses, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

Policies and Procedures for Related Person Transactions

It is the Company policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE CLASS A NOMINEE.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card or by following the instructions on the proxy card to vote by telephone or Internet.

OTHER INFORMATION

The Company’s 2019 Annual Report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to, OPES ACQUISITION CORP., 4218 NE 2nd Avenue, 2nd Fl. Miami, Florida 33137, Attention: Investor Relations.

Important Notice Regarding Delivery of Stockholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may deliver only one copy of this proxy statement and the annual report to stockholders to multiple stockholders sharing an address, absent contrary instructions from one or more of the stockholders. The Company will deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy was delivered, upon written or oral request, to OPES ACQUISITION CORP., 4218 NE 2nd Avenue, 2nd Fl. Miami, Florida 33137, Attention: Investor Relations. Stockholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian or other nominee holder.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the next annual meeting must be received by the Company by February 16, 2021. The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by May 31, 2021.

By Order of the Board of Directors,

/s/ Ophir Sternberg
Ophir Sternberg
Chairman of the Board

July 2, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
OPES ACQUISITION CORP.
TO BE HELD ON AUGUST 4, 2020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS A DIRECTOR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Ophir Sternberg and José Luis Córdova Vera, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of the Company. that the undersigned would be entitled to vote, if personally present, at the 2020 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR the Class A Nominee in Proposal 1.
The Board of Directors recommends a vote FOR the Class A Nominee in Proposal 1.

1. ELECTION OF DIRECTORS:

☐	FOR THE CLASS A NOMINEE	JAMES ANDERSON

☐	AGAINST THE CLASS A NOMINEE

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), strike a line through that nominee’s name in the list above

Date: __________, 2020
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.